UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2026

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CLEARFIELD, INC.

(Exact name of registrant as specified in its charter)

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Minnesota	000-16106	41-1347235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7050 Winnetka Avenue North, Suite 100

Brooklyn Park, Minnesota 55428

(Address of Principal Executive Offices) (Zip Code)

(763) 476-6866

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2026, Clearfield, Inc. (the “Company”) and Cheryl Beranek, President and Chief Executive Officer of the Company, entered into a transition agreement (the “Transition Agreement”), to facilitate Ms. Beranek’s retirement on March 31, 2027 and the smooth transition to a successor President and Chief Executive Officer. The Transition Agreement was recommended by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) and approved by the Board, and amends in part the Employment Agreement dated December 16, 2008 (the “Employment Agreement”) between the Company and Ms. Beranek.

Pursuant to the Transition Agreement, Ms. Beranek will continue in her role as President and Chief Executive Officer until the earlier of March 31, 2027 or the Company’s appointment of a successor President and Chief Executive Officer. Upon the appointment of a successor President and Chief Executive Officer, Ms. Beranek will remain employed by the Company through March 31, 2027 (the “Transition Period”) as a non-executive officer with the honorific title of President and Chief Executive Officer Emeritus to provide transition and other assistance and, at the request of the Company, will resign from any other officer roles and as a director of the Company.

During the Transition Period, Ms. Beranek’s annual base salary of $483,000 and participation in employee benefit plans and programs will remain unchanged, except that Ms. Beranek will not be granted any future equity awards. The Compensation Committee has not yet adopted the fiscal year 2027 annual cash performance bonus opportunity (the “2027 Incentive Bonus”) under the Company’s Incentive Bonus Plan. The Transition Agreement provides that Ms. Beranek will participate in the 2027 Incentive Bonus, with a bonus opportunity equal to 100% of her base salary. For the purposes of the Employment Agreement, Ms. Beranek’s termination of employment at March 31, 2027 will be treated as a termination without Cause, subject to Ms. Beranek execution of a general release in favor of the Company that becomes effective. Ms. Beranek will be entitled to the amounts and benefits under the Employment Agreement in connection with a termination without Cause except that the Transition Agreement provides that the pro-rated annual bonus to which Ms. Beranek would be entitled in respect of the 2027 Incentive Bonus will not be prorated and will be an amount equal to 100% of her base salary.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On October 20, 2026, the Company issued a press release announcing Ms. Beranek’s retirement and the succession planning process. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transition Agreement, dated October 15 2026, by and between Clearfield, Inc. and Cheryl Beranek.

99.1	Press Release issued by Clearfield, Inc. on October 20, 2026.

104	Cover Page Interactive Data File (included within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Date: October 20, 2026	By:	/s/ Frank J. Brixius, Jr.
Frank J. Brixius, Jr.
General Counsel